Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2023, with respect to the consolidated financial statements of Restaurant Brands International Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Miami, Florida

August 8, 2023